EXHIBIT 99.1




                            ARTICLE II - STOCKHOLDERS
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Section 1 - ANNUAL MEETING
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         The annual meeting of the stockholders of the Corporation shall be held on the third Wednesday of April of each year, if not a legal holiday, or on such other date falling on or before the 30th day thereafter as the Board of Directors shall, in their discretion, fix. The business to be transacted at the annual meting shall include the election of directors, consideration of the report of the President, and any other business properly brought before the meeting in accordance with Section 7(b).